DEBT EXCHANGE AGREEMENT

This Debt Exchange Agreement (this “Agreement”) is entered into by and between COJAX OIL AND GAS CORPORATION, a Virginia corporation (the “Company”) and CENTRAL OPERATING, LLC, a Mississippi limited liability company (the “Lender”) on November 16, 2021 (the “Effective Date”). The Company and the Lender are sometimes individually referred to herein as a “Party” or collectively, as the “Parties.”

WHEREAS, on June 1, 2019, the Lender made a loan to Barrister Energy, LLC, a Mississippi limited liability company (“Barrister”) in the amount of $2,700,000.00 (the “Total Outstanding Amount”), and Barrister issued that certain promissory note in the Total Outstanding Amount in favor of the Lender, secured by the Barrister’s oil rights (the “Original Note”), which Original Note was amended on May 14, 2020, and

WHEREAS, on June 16, 2020, in connection with the contemplated acquisition of Barrister by the Company, Barrister assigned to the Company, and the Company assumed Barrister’s obligations to repay the Total Outstanding Amount to the Lender without interest by a lamp sum by June 1, 2021, pursuant to that certain Assignment, Assumption and Amendment of Promissory Note (the “Assignment”); and

WHEREAS, on May 29, 2021, the Parties executed that certain First Amended and Restated Promissory Note (the “First Restated Note”), which was further amended and restated on September 30, 2022 by that certain Second Amended and Restated Promissory Note (the “Second Restated Note”), pursuant to which the maturity date of the Total Outstanding Amount was extended to April 30, 2022, and as of the Effective Date, the Total Outstanding Amount remains due and outstanding by the Company to the Lender; and

WHEREAS, the Lender desires to exchange the Total Outstanding Amount by converting it into One Million Three Hundred Fifty Thousand (1,350,000) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the conversion price of $2.00 per share (the “Conversion Price”), in full satisfaction of the Total Outstanding Amount, and the Company agrees to such exchange of the Total Outstanding Amount, on the terms and conditions provided for in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.The Debt Exchange.

(a)Issuance of the Exchange Shares; Cancellation of Indebtedness. Subject to the terms and conditions of this Agreement, and upon satisfaction of all obligations of the Parties to consummate the transaction contemplated hereby, upon the execution of this Agreement by the Parties (the “Closing”), the Company shall issue to the Lender One Million Three Hundred Fifty Thousand (1,350,000) shares of Common Stock (the Exchange Shares”) in exchange for the cancellation of the Total Outstanding Amount, constituting all indebtedness owed by the Company to the Lender (the “Debt Exchange”).

(b)Delivery of the Exchange Shares. Promptly following the Closing, the Company shall deliver to the Lender the Exchange Shares in certificated form, if requested by the Lender, or in book entry, and will provide the account statement, prepared by the Company’s transfer agent, reflecting the Lender’ ownership of the Exchange Shares. The Exchange Shares, when issued, shall be deemed to be duly and validly issued, fully paid and non-assessable, and the Total Outstanding Amount will be deemed to be paid-in-full and cancelled, and the Company will have no further obligation to the Lender with respect thereto.

(c)Release of the Security Interest.  The Parties agree and upon the issuance of the Exchange Shares, Lender will immediately release the security interest in Barrister’s oil rights without any additional request or notice from the Company.

(d)Exemption from the Registration. It is the intent of the Parties that the Debt Exchange be effectuated pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506(b) under Regulation D thereunder.

2.Representations and Warranties of the Company.  As of the date of this Agreement and on the date of the Closing, the Company hereby represents and warrants to the Lender, that:

(a)Organization; Corporate Power.  The Company is duly organized, validly existing and in good standing under the laws of the State of Virginia. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, to effectuate the Debt Exchange, and to issue the Exchange Shares and to carry out and perform its obligations under the terms of this Agreement.

(b)Authorization.  All corporate action on the part of the Company and its officers, directors and stockholders necessary for the (i) authorization, execution, delivery and performance of this Agreement, (ii) authorization, issuance and delivery of the Exchange Shares and (iii) performance of all of the Company’s obligations hereunder have been taken or will be taken upon the execution of this Agreement.  This Agreement has been duly executed by the Company and constitutes (or will constitute) the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)Capitalization.  The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, par value of $0.10 per share. All outstanding shares of the capital stock of the Company are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the laws of the State of Virginia, the Company’s Articles of Incorporation and bylaws, each as amended, or any contract to which the Company is a party or otherwise bound.

(d)No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the Articles of Incorporation, or bylaws of the Company, each as amended; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any agreement or other instrument to which the Company is  a party.

(e)No Consent. No Consent of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the issuance of the Exchange Shares.

(f)Valid Issuance.  The Exchange Shares have been duly authorized and, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable.  The Exchange Shares will be free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances; provided, however, that the Exchange Shares shall be subject to restrictions on transfer under state and federal securities laws.  None of the Exchange Shares will be subject to any preemptive rights or rights of first refusal.

(g)Exemption.  The Exchange Shares will be issued pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof and Rule 506(b) under Regulation D thereunder.

3.Representations and Warranties of the Lender.  As of the date of this Agreement, the Lender hereby represents and warrants to the Company that the following representations and warranties are true and complete:

(a)Authorization and Power.  The Lender is a limited liability company validly existing and in good standing under the laws of the State of Mississippi and in any other state in which it is conducting its business.  The Lender has all power and authority to execute and deliver this Agreement, to exchange the Total Outstanding Amount and to acquire the Exchange Shares, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby. All action on the part of the Lender necessary for the authorization, execution, delivery and performance of this Agreement, the conversion of the Total Outstanding Amount into the Exchange Shares have been taken or will be taken prior to the date of this Agreement.  This Agreement has been duly executed by the Lender and constitutes the valid and legally binding obligation of the Lender, enforceable against the Lender in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)Ownership of the Total Outstanding Amount.  The Lender is the sole owner of the Total Outstanding Amount.  The Lender has good, valid and marketable title to said Total Outstanding Amount, free and clear of all liens, mortgages, charges or other encumbrances and any preemptive or subscription rights and has not assigned or otherwise transferred or granted any interest in the Total Outstanding Amount to any person.

(c)For Lender’s Account.  The Lender represents and confirms that the Lender will acquire the Exchange Shares upon the Debt Exchange for the Lender’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof.

(d)Accredited Investor and Investment Experience.  The Lender is an accredited investor, as such term is defined in Regulation D promulgated under the Securities Act. The Lender represents that it and its representatives are experienced in evaluating and investing in securities of companies similar as the Company and that the Lender can bear the economic risk of an investment in the Exchange Shares and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Exchange Shares in exchange for the Total Outstanding Amount.

(e)No Consents.  The Lender is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the execution and delivery of this Agreement or the Exchange.

(f)Restricted Securities; Compliance with Securities Act. The Lender understands and agrees that the Exchange Shares have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Lender contained herein), and that the Lender will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Exchange Shares unless pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available.  The Lender acknowledges that the Exchange Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

(g)Shares Legend.  The Exchange Shares shall bear the following or similar legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(h)No Governmental Review.  The Lender understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Exchange or the Exchange Shares or the suitability of the Exchange nor have such authorities passed upon or endorsed the merits of the Exchange.

4.Miscellaneous.

(a)Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York.

(c)Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures received by pdf or email shall be deemed to be original signatures.

(d)Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission with receipt of a transmittal confirmation or (c) if by courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. A party may change or supplement the addresses given in the signature pages hereto, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

(f)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(g)Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of Page Intentionally Omitted; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the duly authorized representatives of the parties, have executed this Debt Exchange Agreement as of the date set forth above.

COJAX OIL AND GAS CORPORATION

By: /s/ Jeffrey J. Guzy
Name: Jeffrey J. Guzy
Title: Chief Executive Officer

Address for Notices:

3033 Wilson Blvd, E-605
Arlington, VA 22201

CENTRAL OPERATING, LLC

By: /s/Peter Biglane
    Name: Peter Biglane
    Title: Manager

Address for Notices:

P.O. Box 2205
Laurel, MS 39442